UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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STRATASYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATASYS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	3:30 p.m. Central Daylight Time, on Thursday, May 5, 2005
Place	Stratasys, Inc. (Manufacturing Facility)
7640 Commerce Way
Eden Prairie, Minnesota 55344

Items of Business
•	To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
•	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on April 1, 2005.

Voting	We urge you to read this proxy statement and vote your shares promptly. You may vote your shares in person by attending the Annual Meeting or by signing and returning the form of proxy in the enclosed envelope. You may revoke your proxy at any time before it is voted, and if you wish, you may attend the Annual Meeting and vote in person even if you have previously signed a proxy. Specific instructions to be followed in order to vote are set forth on the enclosed proxy card or voting instruction form provided by your broker, trustee or nominee.

By Order of the Board of Directors

Thomas W. Stenoien
Chief Operating Officer and Secretary

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are first being distributed on or about April 7, 2005.

STRATASYS, INC. 14950 Martin Drive Eden Prairie, Minnesota 55344-2020 952.937.3000 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2005

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders to be held at 3:30 p.m., Central Daylight Time, on May 5, 2005, at our manufacturing facility located at 7640 Commerce Way, Eden Prairie, Minnesota 55344. This proxy statement provides information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) for the purpose of assisting you in voting your shares.

How can I obtain Stratasys’ Form 10-K?

A copy of our 2004 Annual Report on Form 10-K/A is enclosed as a part of our 2004 Annual Report to Stockholders (including beneficial owners of our common stock). Our Form 10-K/A is also available via our website at www.stratasys.com, or via the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our Form 10-K/A free of charge upon written request to Stratasys, Inc., Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344.

What items of business will be voted on at the Annual Meeting?

•	The election of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

We will also consider any other business that is properly brought before the Annual Meeting.

How does the Board recommend I vote?

Our Board recommends that you vote FOR each of the named director nominees.

What shares can I vote?

Our only class of stock outstanding is common stock, par value $.01 per share (“Common Stock”). Each share of Common Stock outstanding as of the close of business on the record date, April 1, 2005, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned at that time, which may be (1) shares held directly in your name as the stockholder of record and (2) shares held for you as beneficial owner through a broker, trustee or other nominee such as a bank. On the record date, there were 10,443,017 shares of Common Stock outstanding and entitled to vote. There were 103 stockholders of record on the record date. The closing price of the Common Stock for that date, as quoted on the NASDAQ National Market, was $28.25.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, North American Transfer Company, you are considered to be, with respect to those shares, a stockholder of record, and these proxy materials are being sent directly to you by Stratasys. You should have certificates for those shares. As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the Annual Meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the Annual Meeting.

As a beneficial owner is not the stockholder of record, you may not vote these shares directly at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted on a ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the proxy card or voting instruction form you are provided. Stockholders of record may submit proxies by completing, signing and dating the enclosed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

Are the proxy statement and annual report available electronically?

This proxy statement and our 2004 Annual Report on Form 10-K/A are available on our website at www.stratasys.com, or at the SEC’s website at www.sec.gov.

Can I change my vote?

If you are a stockholder of record and have submitted a proxy card, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case, to Stratasys, Inc., Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344, or by notifying our Secretary at the Annual Meeting. We must receive any such revocation of proxy by 5:00 p.m., Central Daylight Time, on May 4, 2005, for it to be effective.

If your shares are held in street name or by a broker, trustee or nominee, you may change your vote by following the instructions provided to you by your broker, trustee or nominee. If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the Annual Meeting in order to establish the quorum necessary to hold the meeting and conduct business. Shares are counted as present at the Annual Meeting if the stockholder attends the meeting in person or is represented at the meeting by proxy.

What is the voting requirement to approve the election of directors and any other proposal and how are votes counted?

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting. In the election of directors, you may vote for all of the nominees or you may withhold your vote with respect to one or more of the nominees. You may vote for any other proposals properly brought before the Annual Meeting, or you may abstain. If you abstain, the abstention has the same effect as a vote against the proposal. If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. The proxy holders will vote in their discretion on any other matters that properly come before the Annual Meeting.

If you are a stockholder of record and do not return your proxy card, your shares will not be voted. However, if you hold shares beneficially in street name, the result will be different. If you do not return the voting instruction form, your broker may vote your shares in certain circumstances and on certain proposals. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for the purposes of voting on non-discretionary matters. Such shares have no impact on the outcome of such proposals.

What happens if additional matters are presented at the Annual Meeting?

Other than the proposal described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, S. Scott Crump and Thomas W. Stenoien, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with their best judgment. If for any unforeseen reason any of our nominees is not available as a candidate for reelection as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Who will count the votes?

We will appoint two individuals to act as inspectors of election to tabulate the votes cast at the Annual Meeting.

What does it mean if I receive more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please complete, sign, date and return to us each proxy card and voting instruction form you receive.

Who will pay the costs of soliciting votes for the Annual Meeting?

Stratasys is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing these proxy materials and soliciting votes with respect to the Annual Meeting. In addition to the mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by certain of our directors, officers and other employees, who will not receive any additional compensation for such activities. We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our Common Stock.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005. You can access that Form 10-Q, and all of our other reports filed with the SEC, at our website, www.stratasys.com, or at the SEC’s website, www.sec.gov.

Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting. It will also be available during business hours from April 22, 2005 through May 4, 2005, at our principal executive office, 14950 Martin Drive, Eden Prairie, Minnesota. A stockholder of record of our Common Stock may examine the list for any purpose germane to the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s Annual Meeting?

If a stockholder intends to present a proposal at our next Annual Meeting of Stockholders, we must receive it no later than December 8, 2005, in order for it to be included in the proxy statement and form of proxy relating to that meeting. If the date of the meeting is changed by more than 30 calendar days from the date the meeting is scheduled to be held under our By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, we must receive the proposal at our principal executive office at a reasonable time before the solicitation of such proxies for such meeting is made.

Stockholder proposals for business matters to be conducted at the Annual Meeting, including nominations of persons to serve as directors of Stratasys, but not to be considered for inclusion in our proxy statement and form of proxy relating to our 2006 Annual Meeting, must be received no later than February 21, 2006. Such proposals should be directed to our Secretary at 14950 Martin Drive, Eden Prairie, Minnesota 55344.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2005 Annual Meeting, please read this Proxy Statement and promptly vote your shares by completing, signing, and dating your enclosed proxy or voting instruction form and returning it in the enclosed envelope.

CORPORATE GOVERNANCE

Structure of the Board of Directors.

Our Board of Directors currently has six members. Directors are elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Board Independence.

Our Board of Directors has determined that none of our directors, except S. Scott Crump, the Chairman of the Board, President and Chief Executive Officer, and Ralph Crump, S. Scott Crump’s father, have a relationship with Stratasys, either as an officer or employee of Stratasys or its subsidiaries or any other relationship that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Therefore, each non-management director, other than Ralph Crump, is independent within the meaning of the Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards for director independence. Only independent directors serve on the standing committees of the Board, and accordingly, all members of those committees are also independent. .

Availability of Information and Communications with the Board.

We have established a Corporate Governance section on our website, at www.stratasys.com, which is accessible by clicking Investor Relations and Corporate Governance. The charter of our Nominating and Corporate Governance Committee, Audit Committee and our Code of Business Conduct and Ethics that applies to all of our directors, officers and employees are posted there. Additional materials may be added in the future. This proxy statement and the 2004 Annual Report on Form 10-K/A are also available on our website. Stockholders may also obtain free printed copies of these materials by contacting Investor Relations as follows:

Stratasys, Inc.
14950 Martin Drive
Eden Prairie, Minnesota 55344
Attention: Shane Glenn - Investor Relations

Email: sglenn@stratasys.com

You may address written communications to our non-management directors or, if requested, the full Board of Directors, by mail or courier to Stratasys, Attention: Secretary, 14950 Martin Drive, Eden Prairie, Minnesota 55344 or by email to Shane Glenn, sglenn@stratasys.com.

Directors are expected to attend our annual meetings of stockholders. All members of the Board attended the 2004 Annual Meeting of Stockholders.

Meetings of the Board of Directors and Executive Sessions.

Our Board of Directors held 11 meetings in 2004, five of which were conducted by telephone conference call. Each director attended at least 75% of the aggregate number of Board meetings and of the meetings of committees of the Board on which that director served during 2004. Independent directors meet separately without management or non-independent directors present before each scheduled meeting of the Board of Directors.

Board Committees.

Audit Committee. The Audit Committee is composed of four non-management directors. The current members are Arnold J. Wasserman (Chairman), Edward J. Fierko, Clifford H. Schwieter and Gregory L. Wilson, all of whom served on the Committee in 2004. The Board of Directors has determined that under the rules of the SEC and applicable Nasdaq listing standards, all of the members of the Audit Committee are independent. The Board has also determined that Mr. Fierko qualifies under the Nasdaq standards as “financially sophisticated” and that Messrs. Fierko and Wilson each meet the SEC criteria for an “audit committee financial expert.”

The Audit Committee held six meetings in 2004, one of which was conducted by telephone conference call. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, who report directly to the Audit Committee. In addition, the Audit Committee is responsible for addressing complaints received by Stratasys regarding any accounting, internal accounting controls or auditing matters, as well as employees’ concerns regarding any questionable accounting or auditing matters. The duties of the Audit Committee also include reviewing and considering actions of management in matters relating to audit functions, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations.

The report of the Audit Committee appears on page 15 of this proxy statement.

Compensation Committee.  The Compensation Committee is composed of four non-management directors. The current members are Clifford J. Schwieter (Chairman), Edward J. Fierko, Arnold J. Wasserman and Gregory L. Wilson, all of whom served on the Committee in 2004. The Board of Directors has determined that under applicable Nasdaq listing standards, all of the members of the Compensation Committee are independent.

The Compensation Committee held seven meetings in 2004. The Compensation Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers. It also administers our stock option and incentive compensation plans and recommends the establishment of and monitors the compensation and incentive program for all Stratasys executives.

The report of the Compensation Committee appears on page 16 of this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of four non-management directors. The current members are Gregory L. Wilson (Chairman), Edward J. Fierko, Clifford H. Schwieter and Arnold J. Wasserman. The Board of Directors has determined that under applicable Nasdaq listing standards, all of the members of the Nominating and Corporate Governance Committee are independent. A current copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.stratasys.com.

The Nominating and Corporate Governance Committee held two meetings in 2004. In connection with its nominating function, the Committee evaluates and recommends to the Board director nominees to fill vacancies that may occur in the Board of Directors and its standing committees. In connection with its corporate governance function, the Committee reviews and recommends to the Board corporate governance principles applicable to Stratasys, including the evaluation and recommendation of criteria for membership on the Board and the composition and structure of the Board and its committees.

Consideration of Director Nominees.

Although the Nominating and Corporate Governance Committee has not established minimum qualifications for director candidates, it will consider, among other factors:

•	Judgment

•	Skill

•	Diversity

•	Experience with businesses and other organizations of comparable size

•	The interplay of the candidate’s experience with the experience of other Board members

•	The extent to which the candidate would be a desirable addition to the Board and any committees of the Board

In addition, the Committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the Audit Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Corporate Governance Committee will consider all director candidates recommended by stockholders, if they meet the criteria referred to above. Recommendations may be made in writing and sent to the Chairman of the Nominating and Corporate Governance Committee in care of Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55344. Such recommendations must include the following information:

•	the candidate’s name and address

•	the biographical data of the candidate

•	the candidate’s qualifications

Members of the Nominating and Corporate Governance Committee will assess potential candidates on a regular basis. Any stockholder recommendation of a candidate for election at the 2006 Annual Meeting must be received no later than December 8, 2005 in order for the Nominating and Corporate Governance Committee to consider it.

Director Compensation Policies.

S. Scott Crump, the Chairman of the Board, President, Chief Executive Officer and Treasurer, is the only director who is also an employee of Stratasys. He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

Effective in 2005, directors who are not employees of Stratasys (“non-management directors”) received an annual fee for Board service of $12,000 as compensation as well as attendance fees of $1,500 for each meeting of the Board attended in person and $250 for each meeting attended by telephone. Each independent director will receive $2,500 per year for committee service and $250 for attendance at each committee meeting not held in conjunction with a regularly scheduled meeting of the Board. Directors are reimbursed for travel and other reasonable expenses incurred for the purpose of attending meetings of the Board and its committees.

Non-management directors receive options to purchase 20,000 shares of Common Stock each year as additional compensation for serving on the Board of Directors. The chairman of the Audit Committee receives an additional $5,000 per year.

Executive Officers.

In addition to S. Scott Crump, our Chairman, President, Chief Executive Officer, and Treasurer, the following individuals serve as our executive officers:

Thomas W. Stenoien, age 54, was appointed as Chief Operating Officer of Stratasys in March 2005. Mr. Stenoien served as Chief Financial Officer of Stratasys from May 1997 to March 2005. Mr. Stenoien has also served as Executive Vice President of Stratasys from 2001 to March 2005 and Secretary since 1999. Mr. Stenoien joined Stratasys in February 1993 as Controller and has also served as Director of Finance.

Robert F. Gallagher, age 49, was appointed as Chief Financial Officer of Stratasys in March 2005. Before joining Stratasys, Mr. Gallagher was the Chief Financial Officer of Selas Corporation of America. From October 2000 until June 2002, he was Chief Financial Officer for Visionics Corporation. From October 1989 until June 2000, Mr. Gallagher was employed by TSI Incorporated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004,

•	None of the members of our Compensation Committee was an officer or former officer or employee of Stratasys or any of our subsidiaries;

•
None of the members of our Compensation Committee entered into or agreed to enter into any transaction or series of transactions with us or any of our subsidiaries in which the amount involved exceeded $60,000;

•
None of our executive officers served on the compensation committee (or another board committee with similar functions) of any entity in which one of that entity’s executive officers served on our Compensation Committee;

•	None of our executive officers was a director of another entity in which one of the entity’s executive officers served on our Compensation Committee; and

•
None of our executive officers served on the compensation committee (or another board committee with similar functions) of another entity in which one of that entity’s executive officer’s served on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions Involving Our Directors and Executive Officers

On February 12, 2005, each of Ralph E. Crump, Edward J. Fierko, Clifford H. Schwieter, Arnold J. Wasserman, and Gregory L. Wilson was granted options to purchase 20,000 shares of Common Stock, at the closing price of such stock on February 28, 2005, in connection with his service on the Board of Directors. These options are immediately exercisable at an exercise price of $28.96 per share.

PROPOSAL 1. ELECTION OF DIRECTORS

The directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted FOR the election to the Board of Directors of the following six persons, all of whom are incumbent directors. All nominees were elected as directors at the 2004 Annual Meeting. The following information provides the age and business experience as of March 18, 2005, of the nominees for election. All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected.

S. Scott Crump, age 51, has served as our Chief Executive Officer, President, Treasurer and a director since our inception in 1988 and as Chief Financial Officer from February 1990 to May 1997. Mr. Crump is, with Lisa H. Crump, his wife, a co-founder of Stratasys, and he is the inventor of Stratasys’ FDM® technology. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which is now called SI Technologies, Inc. (Nasdaq: SISI), a leading manufacturer of force, load and pressure transducers. Mr. Crump continues to be a director and shareholder of that company. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of Stratasys.

Ralph E. Crump, age 81, has been a director of Stratasys since 1990. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He was a founder and director of Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices, until it was acquired by General Electric Company in February 2003. Mr. Crump is also Chairman of SI Technologies, Inc. In 1962, Mr. Crump founded Frigitronics, Inc., a manufacturer of ophthalmic goods and medical instruments, and was its President and Chairman of the Board until December 1986. Mr. Crump is also a director of Mity Enterprises, Inc. (Nasdaq: MITY), a manufacturer of institutional furniture. He is a Trustee of the Alumni Foundation of UCLA and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. Mr. Crump is the father of S. Scott Crump.

Edward J. Fierko, age 64, has been a director of Stratasys since February 2002. Since May 2003, Mr. Fierko has been President of EJF Associates, a consulting firm. From March 2003 to May 2003, Mr. Fierko was Vice President of GE Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices. From November 1999 through February 2003, he served as President and Chief Operating Officer of Osmonics, and from November 1998 to September 1999 he served as Executive Vice President of Osmonics. From September 1987 to August 1998, Mr. Fierko was President and CEO of Ecowater International, a holding company with operating companies in the water, waste and special process treatment industry. Prior to that, Mr. Fierko held several management positions over a 23-year career at General Electric Company.

Clifford H. Schwieter, age 57, has been a director of Stratasys since 1994. In 2002, Mr. Schwieter became the President and Chief Executive Officer of Concise Logic, Inc., a software development company focused on semiconductor design tools. From 1994 to 2002, Mr. Schwieter was the President and a Managing Director of C.H. Schwieter and Associates, a management and financial consulting firm. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE’s Calma Company from 1985 to 1986 and was responsible for that subsidiary’s worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985.

Arnold J. Wasserman, age 67, has been a director of Stratasys since 1994. Mr. Wasserman has been a principal of Panda Financial Associates, a leasing/consulting firm, for more than 35 years. Prior to that, he held positions with IBM and Litton Industries. Mr. Wasserman has consulted with major corporations in the areas of marketing, advertising and sales. He is the lead independent director and chairman of the audit committee of MTM Technologies, Inc. (Nasdaq: MTMC).

Gregory L. Wilson, age 57, has been a director of Stratasys since 1994. Mr. Wilson is, with his wife Kathy R. Wilson, a co-founder of Mity Enterprises, Inc. and has served as Chairman of the Board of that company since its inception in 1987. From its inception until May 2002, he also served as President of Mity. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. Mr. Wilson served as a Financial Analyst at the Ford Motor Company and as General Manager of the Stereo Optical Company in Chicago, Illinois. Mr. Wilson also serves on the board of directors of Broda Enterprises, Waterloo, Ontario, a manufacturer and distributor of geriatric transport devices.

RECOMMENDATION:

The Board Of Directors Unanimously Recommends That You Vote FOR
The Election Of The Nominees Listed In Proposal 1 To Our Board Of Directors.

SECURITY OWNERSHIP of CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by each director, each executive officer named in the Summary Compensation Table on page 19 (the “Named Executive Officers”), all of our directors and executive officers as a group as of March 18, 2005, and the only entity that reported beneficial ownership of more than 5% of our outstanding Common Stock as of December 31, 2004

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. We based our calculations of the percentage owned on 10,441,637 shares outstanding on March 18, 2005.

Except as otherwise indicated, each director and Named Executive Officer (1) has sole investment and voting power with respect to the securities indicated or (2) shares investment and/or voting power with that individual’s spouse.

The address of each director and Named Executive Officer listed in the table below is c/o Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55344.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers
S. Scott Crump	369,925	(1)	3.52%
Thomas W. Stenoien	40,810	(2)	*
Ralph E. Crump	386,120	(3)	3.67%
Edward J. Fierko	99,200	(4)	*
Clifford H. Schwieter	72,588	(5)	*
Arnold J. Wasserman	90,000	(6)	*
Gregory L. Wilson	108,130	(7)	1.03%
All directors and executive officers (7 persons)	1,166,773	(8)	10.68%

Beneficial Owner of More Than 5%
Burgundy Asset Management Ltd.	659,900	(9)	6.3%

* Represents less than 1% of our outstanding common stock.

(1)
Includes 72,000 shares issuable upon the exercise of presently exercisable stock options. Does not include 43,000 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 125,830 shares owned of record by Mr. Crump’s wife and 675 shares owned of record by Mr. Crump’s child. Mr. Crump disclaims beneficial ownership of the shares owned by his wife and child. In addition, Mr. Crump disclaims beneficial ownership of 169,310 shares owned of record and 70,000 shares issuable upon the exercise of presently exercisable stock options held by Ralph E. Crump, Mr. Crump’s father, and 146,810 shares owned of record by Mr. Crump’s mother.

(2)	Includes 27,220 shares issuable upon the exercise of presently exercisable stock options. Does not include 27,020 shares issuable upon the exercise of stock options that are not presently exercisable.

(3)
Includes 70,000 shares issuable upon the exercise of presently exercisable stock options. Also includes 146,810 shares owned of record by Mr. Crump’s wife. Mr. Crump disclaims beneficial ownership of all shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 171,420 shares owned of record and 72,000 shares issuable upon the exercise of presently exercisable stock options held by S. Scott Crump, Mr. Crump’s son, and 125,830 shares owned of record by Mr. Crump’s daughter-in-law.

(4)	Includes 82,500 shares issuable upon the exercise of presently exercisable stock options.

(5)	Includes 70,000 shares issuable upon the exercise of presently exercisable stock options.

(6)	Represents 90,000 shares issuable upon the exercise of presently exercisable stock options.

(7)	Includes 70,000 shares issuable upon the exercise of presently exercisable stock options.

(8)	Includes 481,720 shares issuable upon the exercise of presently exercisable stock options.

(9)
Represents shares of common stock beneficially owned as of December 31, 2004, as indicated on the report on Schedule 13G filed by Burgundy Asset Management Ltd., 181 Bay Street, Ste. 4510, Toronto, Ontario M5J2T3. Burgundy has sole voting and dispositive power with respect to the 659,900 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2004, we believe that all Section 16(a) reporting requirements applicable to our executive officers and directors in 2004 were satisfied in a timely fashion, with the exception of one transaction by Gregory L. Wilson relating to the sale of 5,000 shares of Common Stock on December 16, 2004, which was filed on Form 4 shortly after the deadline.

Independent auditors

The firm of Rothstein, Kass & Company, P.C. (“Rothstein Kass”) audited our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003. Rothstein Kass has served as our independent registered public accounting firm since December 20, 1994. Rothstein Kass has no financial interest, either direct or indirect, in Stratasys. At a meeting held on February 12, 2005, the Audit Committee considered whether the provision of the services, other than the services described as “Audit Fees” and “Audit-Related Fees” listed below, is compatible with maintaining the independence of Rothstein Kass, and has concluded that the provision of such services is compatible with maintaining their independence.

Although Rothstein Kass has been retained to review Stratasys’ quarterly financials for the period ended March 31, 2005, the Audit Committee has not yet selected independent accountants to audit our financial statements for the fiscal year ending December 31, 2005. It was the determination of the Audit Committee that Stratasys should not be obligated at this time to retain a specific firm of independent accountants.

No representative of Rothstein Kass is expected to be present at our Annual Meeting or to make a statement or respond to questions from stockholders.

Principal Accountant Fees and Services

The aggregate fees we paid to Rothstein Kass for the years ended December 31, 2004 and 2003 were as follows:

	2004	2003

Audit Fees	$121,488	$86,165
Audit-Related Fees	-0-	-0-
Total Audit and Audit-Related Fees	121,488	86,165

Tax Fees(a)	9,351	18,128
All Other Fees (b)	$9,168	$8,930

(a)	“Tax fees” consisted of fees for tax compliance and review, and tax planning and advice.
(b)	“All Other Fees” principally involved 401(k) audit fees in both 2004 and 2003.

The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditors must be approved in advance. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members and requires any member who pre-approves such services pursuant to that authority to report his decision to the Committee. The Audit Committee has delegated such authority to its Chair, Arnold Wasserman.

REPORT OF THE AUDIT COMMITTEE

The Stratasys Board of Directors adopted a written charter for the Audit Committee, which was amended on March 26, 2004, and is attached as Annex A to Stratasys’ 2004 Proxy Statement. Both this Audit Committee and the Board of Directors have determined that the Amended and Restated Audit Committee Charter states appropriate guiding principles for the Audit Committee. In addition, after evaluating the qualifications of the members of the Audit Committee, the Board of Directors determined that its members continue to have the independence and expertise to serve on the Audit Committee as required by all applicable rules and regulations.

In accordance with the provisions of our charter, we have (i) reviewed Stratasys’ 2004 audited financial statements with management, (ii) discussed with Stratasys’ independent auditors, Rothstein, Kass & Company, P.C. (“Rothstein Kass”), the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU § 380”) as modified or supplemented, and (iii) received the written disclosures and the letter from Rothstein Kass required by Independence Standards Board Standard No. 1, as modified or supplemented. We have also discussed with Rothstein Kass and received its written confirmation that it remains independent accountants with respect to Stratasys.

As part of our responsibilities under our charter, we also reviewed Stratasys’ compliance with its Code of Ethics and the effectiveness of procedures intended to prevent violation of laws and regulations.

In addition, we have met with Rothstein Kass prior to the filing of each of Stratasys’ quarterly reports on Form 10-Q to discuss the results of its review of the financial information included in those reports.

Management has represented to us, and Rothstein Kass has confirmed, that Stratasys’ financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied upon advice and information received in our discussions with Stratasys’ management, internal accountants, and independent auditors. This advice and information was obtained at the Committee meetings held during the year, during which we engaged both management and Rothstein Kass in current discussions. During nine of these meetings, we met separately with Stratasys’ internal auditors and then with Rothstein Kass. Based on the review and discussions referred to above, we have recommended to the Board of Directors that Stratasys’ audited consolidated financial statements for the year ended December 31, 2004 be included in its Annual Report on Form 10-K for that year.

Dated: March 31, 2005

The Audit Committee Arnold J. Wasserman, Chairman Edward J. Fierko Clifford H. Schwieter Gregory L. Wilson

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Stratasys’ executive compensation program is administered by the Compensation Committee of the Board of Directors, which has the responsibility for all aspects of the compensation program for the executive officers of the Stratasys. With respect to executive compensation, our primary objective is to establish programs that attract and retain key managers and align their compensation with Stratasys’ overall business strategies, values and performance. To this end, we established, and the Board of Directors endorsed, an executive compensation program that consists of three principal components:

•	base compensation;

•	cash bonuses; and

•	stock options.

Base Salary

We conduct an annual performance review of the named executive officers for the purpose of determining modifications to base compensation based on prevailing industry salaries, historical compensation levels as compared with past performance, and expected future contributions of the executives. We then recommend the appropriate base compensation to the full Board of Directors.

Cash Bonuses

Stratasys also offers incentive plans under which executive officers may be paid cash bonuses. The compensation under these plans is dependent upon the achievement of certain financial, growth, and performance targets established by the Board of Directors prior to the start of each fiscal year.

On February 11, 2005, we approved Stratasys’ bonus plan for fiscal year 2005 for Stratasys’ “named executive officers” as well as certain other executive officers of Stratasys (the “2005 Bonus Plan”). In addition, the Committee determined the target performance criteria with respect to fiscal year 2005 bonuses applicable to the named executive officers.

The purposes of the 2005 Bonus Plan are to (i) provide incentives to achieve Stratasys’ growth, profitability and annual and long-term strategic objectives; (ii) reward performance based on attainment of objectives that are intended to benefit Stratasys and its stockholders; and (iii) attract, retain, and motivate key executives. In arriving at our determinations, we considered the executive’s past contributions to Stratasys’ growth and the expected contribution of the executive to the Stratasys’ long-term growth attainment.

For fiscal year 2005, in order to earn the target bonus, an executive must meet the following objectives, each of which is weighted accordingly: 2005 revenue growth (approximately 50% of the bonus), 2005 operating profit growth (approximately 30% of the bonus), and 2005 ending backlog (approximately 20% of the bonus).

Stock Options

Stratasys also offers stock options as a component of its long-term incentive and retention program. Stock options are granted at the date of hire and periodically thereafter. These options align the interest of the executive officer with those of the stockholders, since it is only through stock appreciation linked to Stratasys’ performance that the executive will benefit from these plans. In arriving at our recommendations for the amount of such grants, we consider the executive’s contribution to Stratasys’ performance in the past, and the expected contribution of the executive to Stratasys’ long--term growth. Stratasys’ policy is to fix the price of the options at or above the fair market value on the date of grant, thereby linking the executive’s value realized directly to the gains realized by Stratasys’ stockholders.

In connection with the Committee’s annual performance review on February 11, 2005, the Committee determined and approved cash bonuses and stock options for the named executive officers in respect of the preceding fiscal year. Bonuses to each of the named executive officers were paid during fiscal year 2004 and fiscal year 2005 for the attainment of objectives related to Stratasys’ 2004 performance with respect to revenue growth, operating profit growth, and ending backlog.

Chief Executive Officer Compensation

In arriving at our recommendation for Mr. Crump’s total compensation, we considered Stratasys’ performance as measured by revenue, revenue growth, profitability, earnings per share, share valuation, and corporate objectives. After considering Mr. Crump’s performance in 2004, we recommended a management-by-objective (“MBO”) profit bonus of $99,700. Base compensation, determined in early 2004, amounted to $158,543, an increase from base compensation of $153,113 earned in 2003.

Dated: March 31, 2005

Compensation Committee Clifford H. Schwieter, Chairman Edward J. Fierko Arnold J. Wasserman Gregory L. Wilson

STOCK PERFORMANCE GRAPH

The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total stockholder return on our Common Stock with (b) the total return on the Nasdaq (US) Composite Index, and (c) the total return on the information technology sector of the Standard & Poor’s SmallCap 600 Index (“S&P 600 Info Tech Index”). The S&P 600 Info Tech Index consists of 125 of the 600 stocks comprising the Standard & Poor’s SmallCap 600 Index, a capitalization-weighted index of domestic stocks chosen for market size, liquidity and industry representation.

The following graph assumes that $100 had been invested in each of Stratasys, the Nasdaq (US) Composite Index, and the S&P 600 Info Tech Index on December 31, 1999.

The immediately preceding sections entitled “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Performance Graph” do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the periods indicated concerning compensation paid to our Chief Executive Officer and each other executive officer of Stratasys who received the highest compensation for services rendered to Stratasys with respect to 2004. The individuals named in the table are sometimes referred to in this proxy statement as the “Named Executive Officers.”

		Annual Compensation			Long-Term Compensation	All Other Compensation(2)
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options(1)

S. Scott Crump Chairman, President, CEO and Treasurer	2004 2003 2002	$158,543 153,113 148,720	$99,700(3 100,000(4 79,500(5	) ) )	20,000 30,000 -0-	$3,000 2,231 2,025

Thomas W. Stenoien Executive Vice President, CFO and Secretary	2004 2003 2002	$110,013 106,210 103,194	$92,500(6 105,000(7 82,900(8	) ) )	10,000 15,000 -0-	$3,000 3,000 2,211

(1)	As adjusted, where appropriate, to reflect the 3-for-2 stock split in the form of a stock dividend which became effective in December 2003.
(2)	Represents employer-matching contributions to a 401(k) plan. This benefit is available to all full-time employees of Stratasys.
(3)	$67,790 of this bonus was earned in 2004 and paid in 2005.
(4)	$71,200 of this bonus was earned in 2003 and paid in 2004.
(5)	$44,800 of this bonus was earned in 2002 and paid in 2003.
(6)	$54,085 of this bonus was earned in 2004 and paid in 2005.
(7)	$66,090 of this bonus was earned in 2003 and paid in 2004.
(8)	$41,160 of this bonus was earned in 2002 and paid in 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows stock option grants with respect to shares of Common Stock under our 2002 Long-Term Performance and Incentive Plan and our 1999 Incentive Stock Option Plan to the Named Executive Officers during the 2004 fiscal year. We granted options to purchase a total of 120,750 shares to all of our employees during the 2004 fiscal year.

	Number of Securities	Percent of Total Options Granted to			Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Underlying Options Granted(1) (#)	Employees In Fiscal Year	Exercise or Base Price(1) ($/Sh)	Expiration Date	5% ($)	10% ($)

S. Scott Crump	20,000(1)	16.6%	$28.85	1/6/2010	$159,414	$362,872

Thomas W. Stenoien	10,000(1)	8.3%	$28.85	1/6/2010	$79,707	$181,436

(1)	These options vest in five equal annual installments, beginning on January 6, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
and Fiscal Year-End Option Values

The following table includes information regarding the value realized on option exercises and the market value of unexercised options held by the Named Executive Officers during the year ended December 31, 2004.

	Shares Acquired On	Value	Number Of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the- Money Options at FY-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. Scott Crump	22,500	418,500	55,000	40,000	826,860	835,440

Thomas W. Stenoien	4,620	131,973	7,350	31,240	146,381	398,090

(1)	Based upon a closing price of $33.56 on the Nasdaq National Market on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information, as of December 31, 2004, concerning securities authorized for issuance under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	811,840	$19.20	834,108
Equity compensation plans not approved by shareholders	--	--	--

Total	811,840*	$19.20	834,108

*Does not include separate arrangements where we granted warrants to purchase 225,000 shares to investors in an August 2003 private placement exercisable at a weighted average exercise price of $24.47 per share.

STRATASYS, INC.
14950 Martin Drive
Eden Prairie, Minnesota 55344-2020

PROXY

The undersigned, a holder of common stock of Stratasys, Inc., a Delaware corporation (the “Company”), hereby appoints S. Scott Crump and Thomas W. Stenoien, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 5, 2005 and any adjournments thereof, as follows:

1.	The election of six directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

☐ FOR all nominees listed below

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW.)

S. Scott Crump, Ralph E. Crump, Edward J. Fierko, Clifford H. Schwieter, Arnold J. Wasserman, Gregory L. Wilson

2.	Upon such other matters as may properly come before the meeting or any adjournments thereof.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting, dated April 7, 2005, relating to the Annual Meeting.

________________________________
Signature(s) of Stockholder(s)

The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

Date: __________, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
STRATASYS, INC.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.